EXHIBIT 1


                           BOEING CAPITAL CORPORATION
                            (a Delaware corporation)

                           Series X Medium-Term Notes
                     Due 9 Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT

                                July 31, 1998

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Chase Securities Inc.
270 Park Avenue
New York, New York  10017

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower, World Financial Center
New York, New York  10281-1218

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies/Gentlemen:

         Boeing Capital Corporation, a Delaware corporation (the "Company"), confirms its agreement with PaineWebber Incorporated, Chase Securities Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Morgan Stanley & Co. Incorporated (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Series X Medium-Term Notes Due 9 Months or More from Date of Issue (the "Notes"). The Notes will be either an authorized series of the Company's senior unsecured debt securities (the "Senior Securities") issued pursuant to an indenture dated as of April 15, 1987, as supplemented by the First Supplemental Indenture dated as of June 12, 1995 (the "Senior Indenture"), between the Company and Bankers Trust Company, as trustee ("Bankers Trust" or the "Trustee"), or an authorized series of the Company's subordinated unsecured debt securities (the "Subordinated Securities") to be issued pursuant to an indenture, dated as of June 15, 1988, as supplemented by the First Supplemental Subordinated Indenture, dated as of June 12, 1995 (the "Subordinated Indenture") between the Company and Bankers Trust, as successor trustee. The Senior Securities and the Subordinated
Securities are herein collectively referred to as the "Securities" and the Senior Indenture and the Subordinated Indenture are herein collectively referred to as the "Indentures". All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings ascribed to them in the Indentures.

         As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $600,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies, units or composites of two or more thereof as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors (as may from time to time be agreed to by the Company and the applicable Agent) and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-37635) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

1.       APPOINTMENT AS AGENT.

         (a) APPOINTMENT. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents except as otherwise described below. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, unless otherwise agreed, the Company will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes unless the Company has entered into an agreement or agreements (which may incorporate by reference certain provisions hereof and which shall incorporate and be subject to the commission schedule set forth in Schedule A hereto with respect to any Notes sold through such agent or agents, acting as an agent) with such agent or agents and has notified the Agents promptly upon entering into any such agreement.

         (b) SALE OF NOTES. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) PURCHASES AS PRINCIPAL. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) SOLICITATIONS AS AGENT. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (unless the Company's default arose out of a default, gross negligence or willful misconduct on the part of the Agent) (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would otherwise be entitled.

         (e) RELIANCE. The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

                        (i)  REGISTRATION  STATEMENT  AND  THE  PROSPECTUS.  The
         Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective, did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any of the Agents expressly for use in the
         Registration   Statement  or   Prospectus   or  to  that  part  of  the
         Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustees under the Indentures. After a post-effective amendment to the Registration Statement is filed and has become effective under the 1933 Act, the representations and warranties contained in this subsection shall refer to the Registration Statement as so amended.

                       (ii) ACCOUNTANTS. To the best of the Company's knowledge, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                      (iii) FINANCIAL STATEMENTS. The consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                       (iv) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                        (v) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or incorporated by reference therein or contemplated thereby, (A) there has been no material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business and (B) there has been no material transaction entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

                       (vi) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to qualify and be in good standing would materially and adversely affect the financial condition of the Company.


                      (vii) SUBSIDIARIES. Each subsidiary corporation of the Company which from time to time constitutes a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X (each a "Material Subsidiary" and together the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to qualify and be in good standing would materially and adversely affect the financial condition of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and, except as otherwise disclosed in the Registration Statement or the Prospectus, the capital stock of each such Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                     (viii) CAPITAL STOCK. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference into the Registration Statement and the Prospectus and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by the Holding Company.

                       (ix) NO DEFAULTS; REGULATORY APPROVALS; NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. Neither the Company nor any of its Material Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other material instrument to which it is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement and the Indentures and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations, the 1939 Act Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Notes.

                        (x) REGULATORY CERTIFICATES, AUTHORITIES AND PERMITS. The Company and its Material Subsidiaries own or possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise.

                       (xi) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Prospectus or incorporated by reference therein, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Material Subsidiaries which is required to be disclosed in the Prospectus or which has more than a remote possibility of resulting in any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise, or in any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, or which has more than a remote possibility of materially and adversely affecting the material properties or assets thereof or has more than a remote possibility of materially and adversely affecting the consummation of the transactions contemplated by the Indentures or this Agreement or the transactions contemplated herein or therein; and there are no material contracts or documents of the Company or any of its Material Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Regulations which have not been so filed.

                      (xii) AUTHORIZATION AND VALIDITY OF THE NOTES. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indentures against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles, and will be entitled to the benefits of the Indentures, which will be substantially in the forms heretofore delivered to the Agents; and the Notes and the Indentures conform in all material respects to all statements relating thereto contained in the Prospectus.

                     (xiii) NO LABOR DISPUTES. Other than as set forth in the Prospectus, no labor dispute by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect upon the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise.

         (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto (except that where similar certificates have been given over time the most recent certificate will supersede prior certificates).


3.       PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT.

         (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by one or more Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by telecopier to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, the Company and such Agent or Agents shall agree and specify orally, confirmed in writing, whether any stand-off provision (as referred to in Section 4(l) hereof) or any officers' certificate, opinion of counsel or comfort letter (such as those referred to in Sections 7(b), 7(c) and 7(d) hereof) will be required.

         (b) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         Upon settlement, the Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

         (c) ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $100,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee (the "Procedures"). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

4. COVENANTS OF THE COMPANY.

         The Company covenants with the Agents as follows:

         (a) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents of the Company and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (b) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to counsel for the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (c) PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (d) EARNINGS STATEMENTS. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the 1933 Act) of the Registration Statement.

         (e) NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give counsel to the Agents notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish counsel to the Agents with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing, other than such amendments or supplements providing solely for a change in the interest rates or redemption dates of the Notes or a change in the principal amount of the Notes remaining to be sold or other similar changes.

         (f) NOTICE OF CERTAIN EVENTS. The Company will notify the Agents or their counsel immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus (other than pricing supplements, except as set forth in the Administrative Procedures) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

         (g) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to the Agents as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (h) COPIES OF FINANCIAL REPORTS. The Company will furnish to the Agents, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

         (i) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports, that the Company has knowledge of, as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

         (j) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (k) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (a), (b) or (c) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto (but in no event longer than six months), until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

         (l) STAND-OFF AGREEMENT. If requested by an Agent in connection with a purchase by it of Notes as principal in accordance with Section 3(a) hereof, such transaction shall be subject to the terms of such stand-off provision as shall be agreed by the Company and the applicable Agent at the time of such agreement to purchase Notes as principal.

5.       CONDITIONS OF OBLIGATIONS.

         The obligations of the Agents to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents and their counsel:

                        (i)  OPINION  OF  COMPANY  COUNSEL.  The  opinion of any
         in-house counsel of the Company, or other counsel reasonably satisfactory to the Agents, substantially in the form of Exhibit B hereto.

                  In rendering such opinion, such counsel may rely (x) as to the matters of New York law and as to the matters relating to the 1939 Act upon the opinion referred to in Section 5(a)(ii) without independent verification, (y) as to the matters involving the application of laws of any jurisdiction other than the States of California, Delaware and New York or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are reasonably satisfactory to counsel to the Agents, and (z) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

                       (ii) The opinion of Brown & Wood LLP, counsel to the Agents, with respect to the validity of the Indentures, the Notes, the Registration Statement, the Prospectus and other related matters as the Agents shall reasonably request.

                      (iii) In giving  their  opinions  required  by  subsection
         (a)(i) and (a)(ii), respectively, of this Section 5(a), counsel for the Company and Brown & Wood LLP shall each additionally state (with appropriate qualifications) that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the
         Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) OFFICER'S CERTIFICATE. At the date hereof there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, earnings or cash flow, of the Company and its subsidiaries considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President, any Vice President or the Treasurer or Assistant Treasurer of the Company, dated as of the date hereof, to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate,
(iii) that the Company has complied with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) that there are no legal or governmental proceedings pending or, to the best of such officer's knowledge, threatened, which are required to be disclosed in the Registration Statement other than those disclosed therein, and (v) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

         (c) COMFORT LETTER. At the date hereof or such other date as may be acceptable to the Agents, the Agents shall have received from Deloitte & Touche or other accountants reasonably satisfactory to the Agents and their counsel, a letter, dated as of the date hereof or such Settlement Date, in form and substance satisfactory to the Agents, to the effect that:

                        (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, and no information concerning their relationship with or interest in the Company is required by Item 10 of the Registration Statement.

                       (ii) In their opinion, the financial statements and supporting schedules examined by them and included or incorporated by reference in the Registration Statement and Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                      (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated Subsidiaries, a reading of the minute books of the Company and such Subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such Subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated shareholder's equity or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating income, net income or net income per share of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

                       (iv) In addition to the examination referred to in their report included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (3) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) OTHER DOCUMENTS. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such other documents and opinions as such counsel may reasonably require (it being acknowledged that the opinion of counsel being delivered pursuant to Section 5(a)(i) above is reasonable in light of the circumstances at the date hereof) for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         The obligations of the Agents to purchase Notes as principal will be subject to the following further conditions: (i) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the agreement to purchase Notes as principal shall not have been lowered and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since that date and (ii) there shall not have come to the attention of the Agent any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(d) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning payment of expenses under
Section 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent unless the failure arose from the gross negligence or willful misconduct of such Agent or from the default by such Agent in the performance of its obligations hereunder. If such failure occurred for any reason other than the gross negligence or willful misconduct of such Agent or from the default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

7.       ADDITIONAL COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the Agents that:

         (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in the most recent certificate (for each type of certificate) theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 3(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the SEC of such document, the date requested by the Agents or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 3(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agent(s) and to counsel to the Agents the written opinion of in-house counsel to the Company, or other counsel satisfactory to the Agent(s), dated the date of filing with the SEC of such document, the date requested by the Agent(s) or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), including such reductions or limitations as shall be reasonably satisfactory to the Agent(s), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents may furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 3(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall cause Deloitte & Touche, or other accountants reasonably satisfactory to the Agents, forthwith to furnish such Agent a letter, dated the date of the filing of such document with the SEC, the date of such request or the date of such sale, as the case may be in form reasonably satisfactory to the Agent(s), substantially similar to the portions of the letter referred to in clauses (1) and (2) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and substantially similar to the portions of the letter referred to in clauses
(3) and (4) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

8.       INDEMNIFICATION.

         (a) INDEMNIFICATION OF THE AGENT(S). The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid), if such settlement is effected with the written consent of the Company; and

                      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent and reasonably satisfactory to the Company), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

         (b) INDEMNIFICATION OF COMPANY. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such Agent.

         (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

9.  CONTRIBUTION.

         If the indemnification provided for in Section 8 hereof is unavailable to the Company, on the one hand, or the Agents, on the other, as an indemnified party in relation to each other under paragraph 8(a) or 8(b) thereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the applicable Agents on the other. The relative fault of the Company on the one hand and the Agents on the other shall be determined by references to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Agents agree that it would not be just and equitable if contribution pursuant to Section 8 were determined by pro rata allocation or by any other method of allocation other than the allocation specified in the immediately preceding paragraph. The amount paid or payable by any indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes offered and sold to the public through such Agent exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any such indemnified party at law or in equity.

10.      PAYMENT OF EXPENSES.

         The Company will pay the following expenses incident to the performance of its obligations under this Agreement:

         (a) The preparation and filing of the Registration Statement and all amendments thereto;

         (b)      The preparation, printing, issuance and delivery of the Notes;

         (c) The fees and disbursements of the Company's accountants and of the Trustee;

         (d) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey;

         (e)  The  printing  and  delivery  to  the  Agents  in   quantities  as
hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto;

         (f) The printing and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto;

         (g)  Any fees charged by rating agencies for the rating of the Notes;

         (h) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

         (i) The reasonable fees and disbursements of counsel to the Agents.

11.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

12.      Termination.

         (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason, at any time by either the Company, as to one or more of the Agents, or an Agent, as to itself, upon the giving of 7 days' written notice of such termination to the other parties hereto.

         (b) TERMINATION OF AGREEMENT TO PURCHASE NOTES AS PRINCIPAL. The applicable Agent or Agents may terminate any agreement hereunder by such Agent or Agents to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or significant escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which such Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since that date, or (v) if there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

         (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) in the case of termination pursuant to Section 12(a), the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof,
(ii) if at the time of termination (A) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 4(d) hereof, the provisions of Section 10 hereof, the indemnity agreement set forth in Section 8 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

13.      NOTICES.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Boeing Capital Corporation
                  4060 Lakewood Boulevard, 6th Floor
                  Long Beach, California 90808-1700
                  Attention:  Treasury Department
                  Telecopy No.: (562) 627-3284

         If to the Agents:

         If to Chase:

                  Chase Securities Inc.
                  270 Park Avenue, 8th Floor
                  New York, New York  10017
                  Attention:  Medium-Term Note Desk
                  Telecopy No.  (212) 834-6081

         If to Merrill Lynch:

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated
                  North Tower - 10th Floor
                  World Financial Center
                  New York, New York  10281-1310
                  Attention:  MTN Product Management
                  Telecopy No.:  (212) 449-2234


         If to Morgan Stanley & Co. Incorporated:

                  1585 Broadway, 2nd Floor
                  New York, NY 10036
                  Attention: Manager, Continuously Offered Products Telecopy No.: 212-761-0780

                  with a copy to it at:

                  1585 Broadway, 34th Floor
                  New York, NY 10036
                  Attention:  Peter Cooper, Investment Banking Information
                              Center
                  Telecopy No.:  212-761-0260

                  If to PaineWebber:

                  PaineWebber Incorporated
                  1285 Avenue of the Americas, 11th Floor
                  New York, New York  10019
                  Attention:  Ted Wachtell
                  Telecopy No. (212) 247-0371

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14.      GOVERNING LAW.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York or Los Angeles County, State of California.

15.      PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended, or shall be construed, to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

16.         COUNTERPARTS.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                     Very truly yours,

                                     BOEING CAPITAL CORPORATION



                                     By:  ______________________________
                                          Name:
                                          Title:

Confirmed, Agreed and Accepted, as of the date first above written:

PAINEWEBBER INCORPORATED


By: _____________________


CHASE SECURITIES INC.


By: ______________________


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated


By: _______________________


MORGAN STANLEY & CO. INCORPORATED


By: _______________________

                                   SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a maximum commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                  PERCENT OF
MATURITY RANGES                                               PRINCIPAL AMOUNT

From 9 months to 1 year.........................................        .125%

From 1 year to less than 18 months..............................        .150

From 18 months to less than 2 years..............................       .200

From 2 years to less than 3 years................................       .250

From 3 years to less than 4 years................................       .325

From 4 years to less than 5 years.................................      .450

From 5 years to less than 6 years.................................      .500

Ffrom 6 years to less than 7 years.................................     .550

From 7 years to less than 10 years.................................     .600

From 10 years to less than 15 years................................     .625

From 15 years to less than 20 years................................     .700

From 20 years to less than 30 years................................     .750

More than 30 years.................................................       *






______________________
*     As agreed to by the Company and the applicable Agent at the time of sale.

                                      A - 1
                                                                     EXHIBIT A

         The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

         Principal Amount: $_______
         (or principal amount of foreign currency or composite currency)

         Interest Rate:
                  Interest Payment Dates:
                  If Floating Rate Note:
                           Interest Rate Basis(es):
                                   If LIBOR,
                                          [  ] LIBOR Reuters Page:
                                          [  ] LIBOR Telerate Page:
                                           Designated LIBOR Currency:
                                    If CMT Rate,
                                            Designated CMT Telerate Page:
                                    If Telerate Page 7052:
                                           [ ]  Weekly Average
                                           [ ]  Monthly Average
                                   Designated CMT Maturity Index:
                    Index Maturity:
                    Spread and/or Spread Multiplier, if any:
                    Initial Interest Rate, if any:
                    Initial Interest Reset Date:
                    Interest Reset Dates:
                    Interest Payment Dates:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
                    Fixed Rate Commencement Date, if any:
                    Fixed Interest Rate, if any:
                    Day Count Convention:
                    Calculation Agent:

         Redemption Provisions:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         Repayment Provisions:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:
         Authorized Denomination:
         Purchase Price: ___%, plus accrued interest, if any, from ___________ Price to Public: ___%, plus accrued interest, if any, from ___________ Issue Price:
         Settlement Date and Time:
         Additional/Other Terms:

                                      B - 3
                                                                      EXHIBIT B


                  (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (2) The Company has corporate power and corporate authority to own or lease and operate its properties and conduct its business as described in the Registration Statement as amended or supplemented.

                  (3) The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's Report on Form 10-K for the year ended ______________ and incorporated by reference in the Registration Statement and the Prospectus and the shares of issued and outstanding Common Stock set forth therein have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record by Boeing Capital Services Corporation.

                  (4) The Agreement has been duly authorized, executed and delivered by the Company.

                  (5) The  Indentures  have been duly  authorized,  executed and delivered by the Company and (assuming that (a) the Indenture Trustees have all requisite power and authority to perform their obligations under the Indentures and have made any necessary filings and received any necessary consents and (b) the Indentures have been duly authorized, executed and delivered by the Indenture Trustees) constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  (6) The Notes are in proper form as contemplated by the Indentures and have been duly authorized by the Pricing Committee of the Company pursuant to a delegation of authority from the Board of Directors of the Company and, when appropriate action has been taken by the Company's Pricing Committee, will have been duly and validly authorized by all necessary corporate action, and, when the terms of the Notes have been established in accordance with the applicable Indenture and in a manner which does not violate any applicable law (including without limitation usury laws) or agreement and the Notes have been executed and authenticated as specified in the Indentures and delivered against payment of the full consideration therefor in accordance with the Agreement, will (assuming that (a) the Indenture Trustees have all requisite power and authority to perform their obligations under the Indentures and have made any necessary filings and received any necessary consents, (b) the Indentures have been duly authorized, executed and delivered by the Indenture Trustees and (c) the Indenture Trustees' certificate of authentication has been manually executed by an authorized officer of the Indenture Trustees), be valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law),
(c) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the holders of the Notes will be entitled to the benefits of the Indentures.

                  (7) The Registration Statement has become effective under the 1933 Act and, to the best knowledge of the undersigned, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  (8) No consent, approval, authorization, decree or order of any court or governmental authority or agency is required in connection with the sale of the Notes, except such as may be required under the 1933 Act or the rules or regulations promulgated thereunder, the 1939 Act, and state securities or Blue Sky laws; and, to the best knowledge of the undersigned, the execution and delivery of the Agreement and the Indentures and the consummation of the transactions contemplated by the Agreement and the Indentures will not conflict with or constitute a breach of, or default under, or cause the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Material Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, or other instrument known to the undersigned and to which the Company or any Material Subsidiary is a party or by which it or any Material Subsidiary may be bound or to which any of the significant property or assets of the Company or any Material Subsidiary is subject, and which conflict, breach, default or lien imposition would have a material adverse effect on the financial condition of the Company and its consolidated subsidiaries considered as a whole, nor will such actions result in any violation of the provisions of the Restated Certificate of Incorporation or the Bylaws of the Company or any statute of the United States of America, of the State of California, or of the General Corporation Law of the State of Delaware or any order or administrative or court decree of any court or governmental agency or body having jurisdiction over the Company known to the undersigned.

                  (9) To the best knowledge of the undersigned there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein;

                  (10) To the best knowledge of the undersigned there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and to the best knowledge of the undersigned no material default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or other material condition contained in any contract, indenture, loan agreement, note or lease so described, referred to, filed or incorporated by reference;

                  (11) The Company is duly qualified to do business as a foreign corporation in the State of California and, to the best knowledge of the undersigned but without verification, is duly qualified to do business as a foreign corporation and is in good standing in each U.S. state in which the failure to so qualify and be in good standing would materially and adversely affect its financial condition.

                  (12) The statements in the base Prospectus and in the Prospectus Supplement under the captions "Description of Notes" and "Description of the Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of all material aspects of such provisions.

                  (13) To the best knowledge of the undersigned after reasonable inquiry, the Registration Statement and the Prospectus (other than the financial statements, schedules and other financial and statistical data included therein, as to which the undersigned renders no opinion) comply in all material respects with the requirements of the 1933 Act.

                  (14) To the best knowledge of the undersigned, MDFC Equipment Leasing Corporation, Delaware corporation and wholly owned subsidiary of the Company, is duly qualified as a foreign corporation to do business and is in good standing in each U.S. state in which the failure to be so qualified and be in good standing would cause a material and adverse impact on the financial condition of the Company and its consolidated subsidiaries considered as one enterprise. MDFC Equipment Leasing Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; as far as an examination of the relevant register of shareholders and share certificates reveals, all of the issued and outstanding capital stock of MDFC Equipment Leasing Corporation has been validly issued and is fully paid and non-assessable, and, except as disclosed in the Registration Statement or Prospectus, all of such capital stock owned by the Company is, to the best knowledge of the undersigned, owned free and clear of any mortgage, pledge or lien.

                  (15) To the best knowledge of the undersigned after reasonable inquiry, the Company's most recent Report on Form 10-Q and its most recent Report on Form 10-K (other than the financial statements, schedules and other financial and statistical data included therein, as to which the undersigned renders no opinion) comply in all material respects with the requirements of the 1934 Act.

         The undersigned has participated in certain conferences with officers and other representatives of the Company during which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although the undersigned is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), nothing came to the attention of the undersigned that caused the undersigned to believe that, as of the date the Registration Statement became effective or at the date hereof, the Registration Statement (including the documents incorporated by reference therein but excluding (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, (b) other financial and statistical information included or incorporated by reference therein or (c) the Forms T-1 filed as exhibits to the Registration Statement, as to all of which the undersigned has not been requested to express and does not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of this opinion or at the date hereof, the Prospectus (including the documents incorporated by reference therein but excluding (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, or (b) other financial or statistical information included or incorporated by reference therein, as to all of which the undersigned has not been requested and does not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.